Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Joel Quadracci, John C. Fowler and Andrew R. Schiesl, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) sign his or her name as a director of Quad/Graphics, Inc. to (A) the Registration Statement on Form S-8 relating to the Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan and the Quad/Graphics, Inc. 1990 Stock Option Plan, (B) the Registration Statement on Form S-8 relating to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan and (C) the Registration Statement on Form S-8 relating to the Quad/Graphics ESOP, and any and all amendments (including post-effective amendments) to such registration statements, and (ii) file such registration statements and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ J. Joel Quadracci	July 21, 2010
J. Joel Quadracci

/s/ Betty E. Quadracci	July 21, 2010
Betty E. Quadracci

/s/ William J. Abraham, Jr.	July 21, 2010
William J. Abraham, Jr.

/s/ Mark A. Angelson	July 21, 2010
Mark A. Angelson

/s/ Douglas P. Buth	July 21, 2010
Douglas P. Buth

/s/ Christopher B. Harned	July 21, 2010
Christopher B. Harned

/s/ Thomas O. Ryder	July 21, 2010
Thomas O. Ryder

/s/ John S. Shiely	July 21, 2010
John S. Shiely